               Exhibit 99.1

FOR IMMEDIATE RELEASE

Manhattan Associates Announces Executive Promotion

ATLANTA, January 22, 2016 – Manhattan Associates, Inc. (NASDAQ: MANH), today announced that Linda Pinne has been promoted to senior vice president, global corporate controller, and chief accounting officer. Ms. Pinne previously served as Manhattan’s vice president and corporate controller, beginning in 2007, and as its Controller—Americas, beginning in 2005.

“Linda has proven to be an exceptional leader and strong contributor for Manhattan Associates,” said Dennis Story, Manhattan’s Chief Financial Officer. “We are excited to promote her to this new global role and look forward to her continued contributions to our success.”

Ms. Pinne holds a bachelor’s degree from Wake Forest University.

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About Manhattan Associates

Manhattan Associates makes commerce-ready supply chains that bring all points of commerce together so you’re ready to sell and ready to execute. Across the store, through your network or from your fulfillment center, we design, build and deliver market-leading solutions that support both top-line growth and bottom-line profitability. By converging front-end sales with back-end supply chain execution, our software, platform technology and unmatched experience help our customers get commerce ready—and ready to reap the rewards of the omni-channel marketplace. For more information, please visit www.manh.com.

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